EXHIBIT 99.1

Global Geophysical Services, Inc. to Present at the Barclays Select Series 2013: Select Growth Conference

HOUSTON, Nov. 13, 2013 (GLOBE NEWSWIRE) -- Global Geophysical Services, Inc. ("Global" or the "Company") (NYSE:GGS) announced today that the Company will present at the Barclays Select Series 2013: Select Growth Conference in New York, NY on November 19, 2013 at 4:20 PM EST.

Please visit Global's Investor Relations website at: http://ir.globalgeophysical.com/events.cfm to listen to the live presentation, as well as to access an archived display.

About Global Geophysical Services, Inc.

Global Geophysical Services, headquartered in Houston, TX, provides an integrated suite of geoscience and engineering solutions to the global oil and gas industry including high-resolution, Reservoir GradeSM seismic data acquisition, AutoSeis® autonomous nodal recording technology, microseismic monitoring, seismic data processing, multi-client data products and interpretation services focused on unconventional consulting. Global combines experience, innovation, operational safety and environmental responsibility with leading edge technology to facilitate the success of its clients by providing them the tools and solutions to gain insight. To learn more about Global Geophysical Services, visit www.GlobalGeophysical.com.

CONTACT: Sean M. Gore
         V.P. Corporate Development
         13927 South Gessner Road
         Missouri City, TX 77489

         ir@globalgeophysical.com

         Phone: (713) 808-1750
         Fax: (713) 972-1008

         www.globalgeophysical.com